Exhibit 99.1

PublicSquare Reports First Quarter 2024 Financial Results

Increased First Quarter 2024 Net Revenue by over 800% YoY

Pro forma First Quarter 2024 Net Revenue Exceeds Full Year 2023 PSQH Net Revenue

WEST PALM BEACH, Fla, May 15, 2024 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), a holding company that brings together like-minded customers and merchants in the parallel economy, through commerce, payments, products, and services, today announced financial results for the first quarter 2024.

Michael Seifert, Chairman and Chief Executive Officer of PublicSquare, commented, “The first quarter 2024 was yet another monumental quarter for PublicSquare with net revenue increasing 9.2x and cash flow operating expenses only rising 2.2x compared to first quarter 2023, showcasing the fact that our business is trending in an incredible fashion towards a profitable and sustainable path of growth. Even more impressive, pro forma first quarter net revenue was greater than all of 2023 net revenue.”

“With the acquisition of Credova, a BNPL and business finance solution, and the expedited development of PSQPayments, our uncancellable payment stack, we have moved decisively down the road to owning the infrastructure of the parallel economy. In our Marketplace segment, we continued to make accelerated progress on our e-commerce platform during the quarter, launching functionality like automatically applied discount codes and enhanced search functionality, well ahead of schedule. As we look towards the remainder of 2024, we expect continued growth among all our verticals - Marketplace, Financial Technology, and Brands - as we pursue the ongoing transformation of PublicSquare into a true holding company model leveraging the economic power of our total addressable market. PSQPayments represents the next step in our journey, and we will be dedicating significant internal resources to developing and launching this service that our consumers and merchants have demanded. We continue to believe all signs are pointing in an increasingly positive direction, and we reaffirm our belief that we are just getting started,” concluded Seifert.

FIRST QUARTER 2024 HIGHLIGHTS

●	Acquired Credova, the leading buy now, pay later (BNPL) provider for the firearms and shooting sports industry, in an all-equity transaction as previously announced on March 13, 2024

●	Announced the development of PSQPayments to create an uncancellable payment stack for the parallel economy

●	Hired former Klarna North America CEO Brian Billingsley to lead the expedited development and launch of PSQPayments

●	Increased net revenue (net of returns & discounts) by 817% to $3.5 million compared to the first quarter 2023

●	On a pro forma basis, net revenue was $6.4 million, including Credova as of January 1, 2024, 12.2% greater than the full year 2023 PublicSquare net revenue

●	Increased PublicSquare Marketplace segment revenue by 150% compared to the first quarter 2023

●	Brand segment revenue contributed over $2.1 million in net revenue for the first quarter 2024, of which 75% was subscription-based

●	Average Marketplace Monthly Average Users (MAU) increased by 314% compared to the first quarter 2023

●	Incurred over $2.3 million in one-time transaction costs related to the Credova transaction during the first quarter 2024 – these transaction expenses are not expected to impact costs going forward

●	Ended the first quarter of 2024, pro forma for the previously announced $10.0 million insider/affiliate investment approved by shareholders on April 30, 2024, with $19.3 million in cash, of which $0.2 million was restricted cash

SUBSEQUENT EVENTS

●	Launched PublicSquare Live, a shopping experience where our consumers can meet the founders and creators of PublicSquare businesses, on Real America’s Voice broadcasting channel, hosted by former QVC host Erin Elmore

●	PublicSquare Live, during its inaugural debut on May 11, 2024, drove the highest total online orders for one day since Marketplace launch, exceeding Black Friday 2023

●	On May 15, 2024, Mike Hebert was promoted to Chief Operating Officer of PublicSquare. Prior to this role, Mike was the Chief People Officer of PublicSquare from March 2023

2024 OUTLOOK - UPDATED

The Company’s updated 2024 Outlook assumes changes to segment guidance only. Revenue, profitability, and cash position outlook remain unchanged.

REVENUE

●	Year-End 2024 Exit Run-Rate Revenue of approximately $47 million to $53 million

PROFITABILITY

●	EveryLife is expected to reach and maintain cash flow positivity during 2024

●	Credova is expected to remain cash flow positive in 2024

●	PublicSquare intends to prioritize the development and growth of PSQPayments

SEGMENTS

●	EveryLife soaps and lotions products are expected to launch during the third quarter 2024

●	Eden, a new feminine care product line in the Brands segment, is expected to launch in the second half of 2024

●	PSQPayments, a platform building an uncancellable payments stack, is expected to accelerate product development during the second quarter 2024

●	PSQPayments is expected to begin implementation for a limited number of key launch clients in the third quarter 2024

CASH POSITION

●	Expect to exit 2024 with approximately $8.0 million to $10.0 million of cash on the balance sheet

First Quarter 2024 Prepared Remarks & Discussion

Management will host prepared remarks today at 9:00 am ET. The live webcast and replay can be accessed at https://investors.publicsquare.com. PublicSquare has utilized the Say Technologies platform to allow shareholders to submit questions to management in advance of the webcast. Management will respond to previously submitted top questions that pertain to PublicSquare’s strategic priorities, business operations, financial position, and efforts to continue enhancing the business.

About PublicSquare

PublicSquare is a holding company that brings together like-minded customers and merchants in the parallel economy through commerce, payments, products, and services. The primary mission of the Marketplace segment is to help consumers “shop their values” and put purpose behind their purchases. PublicSquare leverages data and insights from the Marketplace to assess its customers’ needs and provide wholly-owned quality financial products and brands. PublicSquare’s Financial Technology segment consists of Credova, a consumer financing company focusing on the outdoor sports and shooting industry, and PSQPayments. PublicSquare’s Brands segment consists of D2C companies, such as EveryLife, a premium life-affirming baby products company, as well as business services, such as PSQ Link. The PublicSquare Marketplace is free to join for both consumers and business owners. To learn more, download the app on the App Store or Google Play, or visit PublicSquare.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our anticipated exit run-rate revenue, profitability, cash position and product launches; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, including the possibility that any of the anticipated benefits of the Credova transaction will not be realized or will not be realized within the expected time period, (ii) the ability of PublicSquare and Credova to integrate the business successfully and to achieve anticipated synergies and value creation, (iii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iv) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (v) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, including EveryLife, PSQ Link, E-commerce, the Tucker Carlson partnership, Credova, PSQPayments, PublicSquare Live and Eden, (vi) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vii) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (viii) the ability to execute PublicSquare’s anticipated business plans and strategy, (ix) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (x) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, and (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$9,112,952	$16,446,030
Restricted cash	233,899	-
Accounts receivable, net	365,608	204,879
Loans held for investment, net of allowance for credit losses of $890,470 as of March 31, 2024	5,542,573	-
Interest receivable	426,042	-
Inventory	1,207,381	1,439,182
Prepaid expenses and other current assets	2,945,377	3,084,576
Total current assets	19,833,832	21,174,667
Loans held for investment, net of allowance for credit losses of $183,111 as of March 31, 2024, non-current	1,139,745	-
Property and equipment, net	362,394	127,139
Intangible assets, net	15,758,698	3,557,029
Goodwill	10,930,978	-
Operating lease right-of-use assets	570,585	324,238
Deposits	37,902	63,546
Total assets	$48,634,134	$25,246,619

Liabilities and stockholders’ equity
Current liabilities
Revolving line of credit	$5,100,542	$-
Accounts payable	6,592,107	1,828,508
Accrued expenses	1,044,015	1,641,553
Deferred revenue	143,648	225,148
Operating lease liabilities, current portion	327,884	310,911
Total current liabilities	13,208,196	4,006,120
Convertible promissory notes	8,449,500	-
Warrant liabilities	7,898,500	10,130,000
Earn-out liabilities	540,000	660,000
Operating lease liabilities	244,818	16,457
Total liabilities	30,341,014	14,812,577
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 28,177,917 shares and 24,410,075 shares issued and outstanding as of March 31, 2024 and December 31, 2023 respectively	2,817	2,441
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of March 31, 2024 and December 31, 2023	321	321
Additional paid in capital	93,079,952	72,644,419
Accumulated deficit	(74,789,970)	(62,213,139)
Total stockholders’ equity	18,293,120	10,434,042
Total liabilities and stockholders’ equity	$48,634,134	$25,246,619

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Statements of Operations (Unaudited)

	For the three months ended March 31,
	2024	2023
Revenues, net	$3,465,889	$378,034
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	598,361	362,973
Cost of goods sold	1,391,408	-
General and administrative	10,262,878	4,091,850
Sales and marketing	4,682,638	666,057
Research and development	1,141,958	248,500
Depreciation and amortization	296,597	545,337
Total costs and expenses	18,373,840	5,914,717
Operating loss	(14,907,951)	(5,536,683)
Other income (expense):
Other income	103,379	5,138
Change in fair value of convertible promissory notes	-	(1,147,905)
Change in fair value of earn-out liabilities	120,000	-
Change in fair value of warrant liabilities	2,231,500	-
Interest expense, net	(124,178)	(8,001)
Loss before income tax benefit (expense)	(12,577,250)	(6,687,451)
Income tax benefit (expense)	419	(189)
Net loss	$(12,576,831)	$(6,687,640)

Net loss per common share, basic and diluted	$(0.44)	$(0.40)
Weighted-average shares outstanding, basic and diluted	28,395,756	16,683,248

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the three months ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(12,576,831)	$(6,687,640)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in fair value of convertible promissory notes	-	1,147,905
Change in fair value of warrant liabilities	(2,231,500)	-
Change in fair value of earn-out liabilities	(120,000)	-
Share based compensation	5,886,423	-
Provision for credit losses on loans held for investment	75,507	-
Origination of loans and leases for resale	(1,493,581)	-
Proceeds from sale of loans and leases for resale	1,576,585	-
Gain on sale of loans and leases	(83,004)	-
Depreciation and amortization	296,597	545,337
Non-cash operating lease expense	94,774	40,813
Interest income on loans held for investment	(426,042)	-
Changes in operating assets and liabilities:
Accounts receivable	(160,729)	-
Prepaid expenses and other current assets	1,409,133	(116,137)
Inventory	231,801	-
Deposit	25,644	-
Accounts payable	1,333,428	1,462,977
Accrued expenses	(185,658)	623,014
Deferred revenue	(81,500)	2,506
Operating lease payments	(95,787)	(39,508)
Net cash used in operating activities	(6,524,740)	(3,020,733)

Cash flows from Investing Activities
Software development costs	(769,641)	(734,404)
Principal paydowns on loans held for investment	984,888	-
Disbursements for loans held for investment	(715,036)	-
Acquisition of businesses, net of cash acquired	141,215	-
Purchase of intangible assets	-	(35,312)
Purchase of property and equipment	-	(13,726)
Net cash used in investing activities	(358,574)	(783,442)

Cash flows from Financing Activities
Repayments on revolving line of credit	(215,865)	-
Proceeds from the issuance of common stock	-	2,600,125
Proceeds from issuance of convertible promissory notes	-	2,050,000
Net cash (used in) provided by financing activities	(215,865)	4,650,125

Net (decrease) increase in cash, cash equivalents and restricted cash	(7,099,179)	845,950
Cash, cash equivalents and restricted cash, beginning of period	16,446,030	2,330,405
Cash, cash equivalents and restricted cash, end of the period	$9,346,851	$3,176,355

Cash and cash equivalents	$9,112,952	$3,176,355
Restricted cash	233,899	-
Total cash, cash equivalents and restricted cash, end of period	$9,346,851	$3,176,355

Supplemental Non-Cash Investing and Financing Activity
Accrued variable compensation settled with RSU grants	$411,880	$-
Shares issued in connection with Credova Merger	$14,137,606	$-
Note Exchange in connection with Credova Merger	$8,449,500	$-
Brand intangible purchase for stock	$-	$1,334,850

Segments

As of March 31, 2024, the Company’s operating and reportable segments include:

●	Marketplace: PSQ has created a marketplace platform to access consumers that are drawn to patriotic, family-friendly values. The Company generates revenue from advertising and e-commerce transaction revenues.

●	Brands: Our wholly owned brand is EveryLife, Inc., which generates revenue from online and wholesale sales of diapers and wipes.

●	Financial Technology: Our wholly owned subsidiary is Credova Holdings, Inc., which generates revenue primarily through four activities: revenue from sale of loan and lease contracts, revenue from interest earned on loans, revenue from retailer discounts and origination fees paid by lending institutions (direct revenue) earned in connection with providing financing on consumer goods.

Adjusted EBITDA is defined as earnings (loss) from operations less depreciation and amortization, share based compensation and transaction costs. Earnings (loss) from operations excludes interest, interest expense, (gain) loss on sale of equipment, change in fair value of financial instruments and other expenses. The Company believes that Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Segment performance, as defined by the Company, is not necessarily comparable to other similarly titled captions of other companies.

The following tables set forth the Company’s revenues, net and adjusted EBITDA for the three months ended March 31, 2024 and 2023:

	For the three months ended March 31,
	2024	2023
Revenues, net:
Marketplace
Advertising and e-commerce sales	$945,471	$378,034
Brands
Product sales	2,350,510	-
Returns and discounts	(207,101)	-
Total Brands revenues, net	2,143,409	-
Financial Technology
Direct revenue	154,607	-
Interest income on loans and leases	139,398	-
Loan and lease contracts sold, net	83,004	-
Total Financial Technology revenues, net	377,009	-
Total revenues, net	$3,465,889	$378,034

	For the three months ended March 31,
	2024	2023
Adjusted EBITDA:
Marketplace adjusted EBITDA	$(6,827,402)	$(4,991,346)
Brands adjusted EBITDA	(362,613)	-
Financial Technology adjusted EBITDA	(128,731)	-
Total adjusted EBITDA	(7,318,746)	(4,991,346)
Transaction costs incurred in connection with acquisitions	(2,293,594)	-
Share-based compensation (exclusive of what is included in transaction costs above)	(4,999,014)	-
Depreciation and amortization	(296,597)	(545,337)
Other income, net	103,379	5,138
Change in fair value of warrant liabilities	2,231,500	-
Change in fair value of earnout liabilities	120,000	-
Change in fair value of convertible notes	-	(1,147,905)
Income tax benefit (expense)	419	(189)
Interest expense, net	(124,178)	(8,001)
Net loss	$(12,576,831)	$(6,687,640)